Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 filed with the Securities and Exchange Commission on November 2, 2018 (File No. ), and this registration statement on Form S-8, of our report dated April 17, 2017 relating to the consolidated financial statements of MyDx, Inc appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

November 2, 2018